                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 7, 2002 (October 25,
                                     2001)

                                 DRUGMAX, INC.
                          (formerly DrugMax.com, Inc.)
             (Exact name of registrant as specified in its charter)


       STATE OF NEVADA                   1-15445                 34-1755390
       ---------------                   -------                 ----------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
   of incorporation)                                        Identification No.)

                          12505 Starkey Road, Suite A
                             Largo, Florida 33773
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (727) 533-0431

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Here are the financial statements and pro forma financial information, along with exhibits, to be included on Form 8-K dated October 25, 2001 for the acquisition of Penner & Welsch, Inc.

(a) Financial statements of the businesses acquired, prepared pursuant to Rule
3.05 of Regulation S-X:

ITEM

 Audited financial statements of Penner & Welsch, Inc.

  Report of Brimmer, Burek, & Keelan, LLP Independent Auditors

  Balance Sheet as of August 31, 2001 (audited) and 2000 (unaudited)

  Statement of operations for the Nine Months Ended August 31, 2001 (audited) and 2000 (unaudited)

  Statement of changes in Shareholder's Equity for the Nine Months Ended August 31, 2001 (audited) and 2000 (unaudited)

  Statement of Cash Flows for the Nine Months Ended August 31, 2001 (audited) and 2000 (unaudited)

  Notes to Financial Statements

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

ITEM

DrugMax, Inc. And Subsidiaries Unaudited Pro Forma Condensed Consolidated
 Financial Statements

  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001

  Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended September 30, 2001

  Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended March 31, 2001

Notes to Pro Forma Condensed Consolidate Financial Statements

(c) Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

  Exhibit No.  Description

  2.1 Agreement for Purchase and Sale of Assets between Discount Rx, Inc. and Penner & Welsch, Inc., dated October 12, 2001 (1)


(1) Incorporated by reference to the Company's Current Report on Form 8-K, file number 1-5445, filed in Washington, D.C. on May 3, 2000.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DRUGMAX, INC.


                                         By:  /s/ William L. LaGamba
                                              ---------------------------------
                                         William L. LaGamba, President and
                                         Chief Operating Officer

Dated:  January 7, 2002

                             PENNER & WELSCH. INC.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Reports                                                             1

Balance Sheet as of August 31, 2001                                                       2-3

Income Statements for the nine months ended August 31, 2001                               4

Statement of Changes in Shareholders' Equity for the six months ended August 31, 2001     5

Analysis of General and Administrative Expenses                                           6

Statements of Cash Flows for the six months ended August 31, 2001                         7-8

Notes to Financial Statements                                                            9-14

Unaudited Pro forma Condensed Consolidated Balance Sheet as of September 30, 2001         15

Unaudited Pro forma Condensed Consolidated Income Statements for the
six months ended September 30, 2001                                                      16-18

Unaudited Pro forma Condensed Consolidated Income Statements for the
year ended March 31, 2001                                                                 19

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements                 20-21

                         INDEPENDENT AUDITOR'S REPORT


To the Shareholders of
Penner & Welsch, Inc.

We have audited the accompanying balance sheet of Penner & Welsch, Inc., a Louisiana corporation, as of August 31, 2001, and the related statements of operations, changes in stockholder's equity, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Penner & Welsch, Inc. as of August 31, 2001, and the results of its operations and its cash flows for the nine month period then ended in conformity with accounting principles generally accepted in the United States of America.

We have reviewed the accompanying balance sheet of Penner & Welsch, Inc. as of August 31, 2000, and the related statements of operations, changes in stockholder's deficit, and cash flows for the nine-month period then ended.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions accordingly, we do not express such an opinion.

Based on our review, we are not aware of any adjustments for the financial statements to conform to generally accepted accounting principles accepted in the United States of America.












                                        BRIMMER, BUREK & KEELAN LLP



                                        Certified Public Accountants
                                        Tampa, Florida

January 4, 2002

                             PENNER & WELSCH, INC.
                                BALANCE SHEETS
                           AUGUST 31, 2001 AND 2000

                                    ASSETS

                                                                                      AUDITED              UNAUDITED
                                                                                       2001                  2000
                                                                                 ------------------    ------------------
Current assets
   Cash                                                                               $   183,544           $   175,562
   Investment in equity securities - available for sale                                   265,000               300,000
   Accounts receivable - trade (net of allowance for bad debt
     of $377,589 in 2001 and $385,402 in 2000)                                          1,384,413             2,822,426
   Accounts receivable - trade (related party)                                            367,581               266,447
   Rebates and chargebacks receivable                                                     329,129                70,765
   Inventories                                                                          1,811,639             3,901,451
   Income tax receivable                                                                        -                44,875
   Prepaid Expenses                                                                        80,868                54,642
                                                                                 ------------------    ------------------

        Total current assets                                                         4,422,174             7,636,168

Equipment and leasehold improvements,
  net of accumulated depreciation                                                      309,728               341,264

Other assets
   Notes receivable  - affiliates                                                    1,470,504               846,304
   Due from affiliates                                                                  75,693                75,693
   Other assets                                                                          6,167                11,694
                                                                                 ------------------    ------------------

        Total other assets                                                           1,552,364               933,691

                  Total assets                                                     $ 6,284,266           $ 8,911,123
                                                                                 ==================    ==================

Please read accountants' audit report and accompanying notes.

                      LIABILITIES AND STOCKHOLDER'S DEFICIT
LIABILITIES NOT SUBJECT TO COMPROMISE
Current liabilities
  Accrued postpetition expenses                                         303,248          80,006
  Postpetition trade accounts payable                                 2,419,813               -
  Line of credit                                                              -       1,170,952
  Deferred income taxes                                                       -          25,842
  Current portion of fully secured long-term debt                         8,983          12,235
                                                                   ------------    ------------

     Total current liabilities                                        2,732,044       1,289,035

Fully secured long-term note, less current portion                       32,634          34,019
                                                                   ------------    ------------

     Total liabilities not subject to compromise                      2,764,677       1,323,054

LIABILITIES SUBJECT TO COMPROMISE
  Prepetition trade accounts payable                                  9,898,308       9,986,867
                                                                   ------------    ------------

     Total liabilities                                               12,662,985      11,309,921

Stockholder's deficit
  Common stock ($1 par value, 1000
    shares authorized, issued, and outstanding)                           1,000           1,000
  Additional Paid-in capital                                                326             326
  Retained deficit                                                   (6,395,045)     (2,400,124)
  Accumulated other comprehensive income                                 15,000               -
                                                                   ------------    ------------

     Total stockholder's deficit                                     (6,378,719)     (2,398,798)
                                                                   ------------    ------------

     Total liabilities and stockholder's deficit                   $  6,284,266    $  8,911,123
                                                                   ============    ============

         Please read accountants' audit report and accompanying notes

                             PENNER & WELSCH, INC.
                           STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDING AUGUST 31, 2001 AND 2000


                                                                                           AUDITED               UNAUDITED
                                                                                            2001                    2000
                                                                                  --------------------   ---------------------
Sales                                                                                   $33,186,779            $ 49,043,757

Cost of goods sold                                                                       33,270,059              47,718,191
                                                                                  --------------------   ---------------------

Gross profit (loss)                                                                         (83,280)              1,325,566

Operating Expenses
   General and administrative                                                             1,542,735               2,349,275
   Depreciation expense                                                                      59,196                  43,266
                                                                                  --------------------   ---------------------
                                                                                          1,601,931               2,392,541
                                                                                  --------------------   ---------------------

Loss from operations                                                                     (1,685,211)             (1,066,975)

Other income (expense)
   Interest income                                                                            7,135                  29,412
   Interest expense                                                                         (11,677)               (213,635)
   Loss on disposal of assets                                                                     -                (309,524)
                                                                                  --------------------   ---------------------

Loss before reorganization items and income taxes                                        (1,689,753)             (1,560,722)

Reorganization items
   Legal fees                                                                              (206,511)                      -
   Trustee fees                                                                             (30,000)                      -
   Management fees                                                                         (996,465)                      -
                                                                                  --------------------   ---------------------

Loss before income taxes                                                                 (2,922,729)             (1,560,722)

Income tax expense                                                                                -                       -
                                                                                  --------------------   ---------------------

Net loss                                                                                 (2,922,729)             (1,560,722)

Other comprehensive income (loss)
   Unrealized gain (loss) on available for sale securities                                   15,000                (281,250)
                                                                                  --------------------   ---------------------

Comprehensive loss                                                                      $(2,907,729)           $ (1,841,972)
                                                                                  ====================   =====================
Basic and diluted loss per common share                                                 $    (2,922)           $     (1,561)
Basic and diluted comprehensive loss per common share                                   $    (2,908)           $     (1,842)
                                                                                  ====================   =====================
Weighted average common shares outstanding                                                    1,000                   1,000
                                                                                  ====================   ====================
Please read accountants' audit report and accompanying notes.                                                               3

                             PENNER & WELSCH, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
              FOR THE NINE MONTHS ENDING AUGUST 31, 2001 AND 2000

                                                                                                   Accumulated
                                                 Additional                                           Other
                                   Common         Paid-in-        Treasury         Retained       Comprehensive
                                    Stock         Capital          Stock           (Deficit)         Income             Total
                                 ----------   --------------    ------------    ---------------  ---------------    --------------
Balance, November 30, 1999
(Unaudited)                      $ 1,000        $  326           $ (400,000)     $   (436,357)     $  281,250       $   (553,781)

Redemption                                                           (3,045)                                        $     (3,045)

Retirement of treasury stock           -             -              403,045          (403,045)              -

Net loss                               -             -                    -        (1,560,722)              -         (1,560,722)

Other comprehensive income             -             -                    -                 -        (281,250)          (281,250)
                                 -------        ------           ----------      ------------      ----------       ------------
Balance, August 31, 2000
 (Unaudited)                     $ 1,000        $  326           $        -      $ (2,400,124)     $        -       $ (2,398,798)
                                 =======        ======           ==========      ============      ==========       ============


Balance, November 30, 2000       $ 1,000        $  326           $        -      $ (3,472,316)     $        -       $ (3,470,990)


Net loss                               -             -                    -        (2,922,729)              -         (2,922,729)


Other comprehensive income             -             -                    -                 -          15,000             15,000
                                 -------        ------           ----------      ------------      ----------       ------------
Balance, August 31, 2001
 (Audited)                       $ 1,000        $  326           $        -      $ (6,395,045)     $   15,000       $ (6,378,719)
                                 =======        ======           ==========      ============      ==========       ============


Please read accountants' audit report and accompanying notes.

                             PENNER & WELSCH, INC.
                ANALYSIS OF GENERAL AND ADMINISTRATIVE EXPENSES
              FOR THE NINE MONTHS ENDING AUGUST 31, 2001 AND 2000


                                           AUDITED              UNAUDITED
                                             2001                 2000
                                        -------------        --------------
Salaries and wages                       $    829,221          $ 1,061,413
Repairs and maintenance                        19,973               20,182
Bad debts                                           -              353,849
Rents                                         240,652              143,222
Taxes and licenses                             93,888              123,444
Advertising                                     1,342               43,454
Employee benefit programs                      33,624               55,094
Auto and truck                                 19,681                    -
Bank charges                                    7,225               13,162
Continuing education                                -                  225
Contract labor                                 12,212               12,211
Dues and subscriptions                          9,123                2,300
Insurance                                      42,951               68,285
Legal and professional                         39,143              106,028
Travel and entertainment                       49,745               87,102
Miscellaneous                                  12,342               67,658
Office expense                                 26,703               21,584
Postage                                         3,062                4,898
Stationary and printing                           135                3,884
Security                                        3,401                2,720
Telephone                                      67,605              109,554
Utilities                                      30,707               23,882
Relocation                                          -               25,123
                                         ------------          -----------
  Total                                  $  1,542,735          $ 2,349,275
                                         ============          ===========

Please read accountants' audit report and accompanying notes.

                             PENNER & WELSCH, INC.
                           STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED AUGUST 31, 2001 AND 2000

                                                                                   AUDITED           UNAUDITED
                                                                                     2001              2000
                                                                               -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $ (2,922,729)     $ (1,560,722)
  Adjustments to reconcile net income (loss)
  to net cash provided (used) by operating
  activities
   Depreciation                                                                       59,196            43,266
   Amortization                                                                            -             3,906
   Loss on disposal of assets                                                              -           309,524
   (Increase) decrease in:
     Accounts receivable - trade                                                     993,665         1,219,584
     Accounts receivable - trade (related party)                                     (70,586)         (110,599)
     Rebates and chargebacks receivable                                             (329,129)          215,356

     Sales tax receivable                                                            100,307                 -
     Due from employees                                                                    -             2,021
     Due from affiliates                                                                   -           (63,693)
     Income tax receivable                                                            51,101                 -
     Inventories                                                                   2,864,012        (1,110,860)
     Prepaid expenses                                                                (34,681)          (35,466)
   (Decrease) increase in:
     Accounts payable - pre-petition                                                 (22,925)        1,350,322
     Accounts payable - post-petition                                                226,195                 -
     Accrued expenses                                                               (164,976)             (154)
                                                                               -------------      ------------

   Net cash provided (used) by operating activities                                  749,450           262,485

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan to affiliate                                                                 (624,201)         (382,920)
  Proceeds from sale of property and equipment                                             -            26,482
  Purchase of property and equipment                                                 (32,261)         (259,291)
                                                                               -------------      ------------

   Net cash provided (used) by investing activities                                 (656,462)         (615,729)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt                                               (15,565)          (20,763)
  Proceeds from (payments on) line of credit                                        (750,000)         (434,461)
                                                                               -------------      ------------

   Net cash provided (used) by financing activities                                 (765,565)         (455,224)
                                                                               -------------      ------------

Net increase (decrease) in cash                                                     (672,577)         (808,468)

Cash at beginning of period                                                          856,121           984,030
                                                                               -------------      ------------

Cash at end of period                                                           $    183,544      $    175,562
                                                                               =============      ============

                              PENNER & WELSCH, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED AUGUST 31, 2001 AND 2000

                                                                                       AUDITED              UNAUDITED
                                                                                        2001                  2000
                                                                                  ------------------    ------------------
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION:
    Cash paid during the year for interest                                                  $ 11,677             $ 213,635
    Cash paid during the year for income taxes                                                     -                     -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  For the period ended August 31, 2001, the Company incurred $38,448 of new debt in connection with the acquisition of property and equipment.

Please read accountants' audit report and accompanying notes.

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Penner & Welsch, Inc (Company), incorporated on December 15, 1963 in the State of Louisiana, is engaged in a single industry, the wholesale distribution of pharmaceuticals, including prescription drugs, medications and ointments to pharmacies. The Company's products are sold through its locations in St. Rose, Louisiana and Memphis, Tennessee. At present, all products are shipped through its distribution center in St. Rose.

Reorganization under Bankruptcy Proceedings

In September 2000 the Company filed a petition under Chapter 11 of the Bankruptcy laws. This generally delays payment of liabilities incurred prior to filing that petition while the Company develops a plan of reorganization that is satisfactory to its creditors and allows it to continue as a going concern. The carrying amounts of assets and liabilities are unaffected by the proceedings, but liabilities are presented according to the status of creditors.

Basis of Accounting

The Company uses the accrual method of accounting for financial statements and income tax purposes.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company provides for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Based on these factors, there is an allowance for bad debts of $ 377,589 and $385,402 for the periods ended August 31, 2001 and 2000, respectively.

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


Inventories

Inventories are stated at the lower of cost or market using the first-in and first-out (FIFO) method of valuation.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated lives:

                                                              Years
                                                        ---------------
                Computer Equipment                                    5
                Computer Software                                     3
                Furniture and Fixtures                                7
                Leasehold Improvements                             5-10
                Machinery and Equipment                               7
                Office Equipment                                      5
                Vehicles                                              5

Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Assets

The Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted future cash flows. There have been no impairment losses in 2001 or 2000.

Income Taxes

The Company uses the Statement of Financial Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109) in reporting deferred income taxes. SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for expected future income tax consequences of events that have been recognized in the company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

Revenue Recognition

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000
Revenue Recognition

Revenues are recognized when the merchandise is shipped to the customer.

Concentration of Credit Risk

The Company purchases the majority of its products from one supplier. If the Company was to lose this supplier it could hinder the Company's continued supply of product and negatively impact it's business. The sale of the majority of the Company's assets to Discount (NOTE 11) will lessen the future impact of this concentration of supply.

NOTE 2 - INVESTMENTS

Cost and fair market value of marketable securities available for sale at August 31, are as follows:

                                        2001            2000
                                     ----------      ----------
          Cost                       $  300,000      $  300,000
          Gross Unrealized Gains        296,250         281,250
          Gross Unrealized Losses      (331,250)       (281,250)
                                     ----------      ----------
          Fair Value                 $  265,000      $  300,000
                                     ==========      ==========

The Company classifies its marketable securities as available for sale. Securities classified as available for sale are carried in the financial statements at fair value and unrealized holding gains and losses are reported in other comprehensive income. Unrealized holding gains and losses, during 2001 and 2000, were $15,000 and ($281,250), respectively.

NOTE 3 - PROPERTYAND EQUIPMENT

Property and equipment at August 31, 2001 and 2000, consists of the following:

                                                       2001           2000
                                                     --------       --------
          Computer Hardware                          $137,685       $110,433
          Computer Software                            26,042         21,966
          Furniture and Fixtures                       12,097         11,624
          Leashold Improvements                        37,982         35,632
          Machinery and Equipment                     182,415        182,415
          Office Equipment                             61,559         48,717
          Vehicles                                     37,363         37,363
                                                     --------      ---------
                                                      495,143        448,150
          Less Accumulated Depreciation              (185,415)      (106,886)
                                                     ---------     ---------
                                                      309,728        341,338
                                                     =========     =========

NOTE 4 - LINE OF CREDIT

The Company has a line of credit with Hibernia National Bank with a maximum of $4,500,000 available dependent upon eligible receivables and inventory levels. Interest is payable at Wall Street Journal published Prime plus 3/4% and is payable once a month. The line is secured by

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


substantially all assets of the Company. The balance due at August 31, 2001 and 2000 was $ -0- and $ 1,170,952 respectively.

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                                8/31/01             8/31/00
                                                         --------------     ---------------

Note payable to Associates Leasing, Inc., monthly
 payments of $513 including interest at 15.11%, maturing
 May 2005, secured by forklift.                                $ 17,254            $ 20,260

Note payable to Conseco Finance Corp., monthly payments
 of $306 including interest at 16.53%, maturing December
 2005, secured by office copiers                                 11,229                   -

Note payable to Great American Leasing Corp., monthly
 payments of $361 including interest at 11.12%, maturing
 May 2005, secured by telephone equipment                        13,133              15,678

Note payable to Hibernia National Bank, monthly payments
 of $498 including interest at 9.033%, maturing August
 2002, secured by automobile                                          -              10,316
                                                         --------------     ---------------
Total Notes Payable                                              41,616              46,254
Less:  Portion due within one year                               (8,983)            (12,235)
                                                         --------------     ---------------
Long-Term Portion                                              $ 32,633            $ 34,019
                                                         ==============     ===============

Assuming no changes in loan terms, future principal repayment will be as follows:

                     2002                             $ 8,983
                     2003                              10,288
                     2004                              11,788
                     2005                               9,956
                     2006                                 601
                                              ---------------
                                                      $41,616
                                              ===============

Interest paid during the period ended August 31, 2001 and 2000 amounted to $11,677 and $213,635, respectively.

NOTE 6 - OPERATING LEASES

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


The Company has three operating leases, two of which expired during 2001. The remaining lease is with the owner of the Company for the company's main office and warehouse facility in St. Rose, Louisiana (See Note 7). Expenses incurred under these leases for the nine-month periods ended August 31, 2001 and 2000 was $240,652 and $134,639 respectively.

NOTE 7 - RELATED PARTY TRANSACTION - PROPERTY RENTAL

In August of 2000 the Company moved into a new 40,000 square foot distribution center in St. Rose, Louisiana. The Company is leasing the building from its sole shareholder for a period of 20 years on a triple net basis at the rate of $24,000 per month. The following are future minimum lease payments for the years ending August 31:

                         2002    $288,000
                         2003     288,000
                         2004     288,000
                         2005     288,000
                         2006     288,000

The Company also has notes receivable from Gregg Johns Real Estate LLC of $1,470,504 and $846,303 at August 31, 2001 and 2000 respectively. Gregg Johns Real Estate LLC is owned by the owner of the Company.

Gregg Johns Real Estate LLC financed the acquisition of the property through a bank. The Company's inventory and accounts receivable are collateral for the debt.

NOTE 8 - RELATED PARTY TRANSACTIONS

Southern Couriers, LLC (Southern) handles all deliveries for the Company in the New Orleans area and is 99% owned by the shareholder of the Company. In 1999 the Company entered into a management agreement contract with Southern. The agreement provided that the Company would provide all accounting needs and management services for a monthly fee of $4,000. The balance due from Southern at August 31, 2001 and 2000 was $51,236.

The Pharmacy, LLC (The Pharmacy) is also owned by the sole shareholder of the Company. In 2000, the Company entered into a management agreement contract with The Pharmacy. The agreement provided that the Company would provide all accounting needs and management services for a monthly fee of $4,000. The balance due from The Pharmacy at August 31, 2001 and 2000 was $24,456.

In addition, the Company sold products to The Pharmacy resulting in a receivable due to the Company at August 31, 2001 and 2000 of $367,580 and $266,447 respectively.

NOTE 9 - INCOME TAXES

The income tax provision (benefit) consists of:

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


                                                        2001                 2000
                                             ---------------     ----------------
Deferred taxes - Federal                            $837,189             $513,353

Due to uncertainty regarding the levels of future earnings, the Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets, which may not be realized, principally due to the expiration of net operation loss carryforwards. The change in the valuation allowance for the periods ending August 31, 2001 and 2000 is $1,350,542 and $424,911, respectively.

The company has available at August 31, 2001, $2,993,476 of unused operating loss carryforwards that may be applied against future taxable income and that expire in various years from 2020 to 2021 subject to the outcome of the bankruptcy.

NOTE 10 - CONTINGENCIES

During the period ended August 31, 2001 the Company underwent a Sales & Use Tax audit by City of New Orleans. The City has assessed the Company approximately $268,000 in additional tax, interest, penalties and other costs due. The Company is contesting the calculation of the amount due and has accrued what it believes to be an accurate amount due of approximately $89,000.

NOTE 11 - BANKRUPTCY REORGANIZATION

On September 14, 2000, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Eastern District of Louisiana. Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as Debtor-in-possession. These claims are reflected in the August 31, 2001, balance sheet as "liabilities subject to compromise." Secured claims are secured primarily by liens on the Company's property, plant, and equipment.

In addition, the Company executed a Management Agreement with Discount Rx, Inc. (Discount), a Louisiana wholesale distributor and a wholly owned subsidiary of DrugMax, Inc. (DrugMax) to manage the operations of the company. Discount also provided a letter of intent to purchase the assets of the Company. On May 30, 2001, a Plan of Reorganization (Plan) was filed with the Bankruptcy Court. Under the Plan, the Company's assets are to be liquidated through sale and other disposition as described in the Purchase Agreement. In order for the transfer of the assets to the purchaser to be free and clear of liens and claims, the debt due to Hibernia by Greg Johns Real Estate, LLC must be paid in full as the Company's inventory and accounts receivable served as collateral for the debt. To accomplish this payoff, the land owned by Greg Johns Real Estate, LLC will be refinanced or all or a portion of the property will be sold. Following the sale of assets a court-appointed disbursing agent will use the proceeds from the sale of the assets to discharge the payments due to the various Classes of creditors as described in the Plan.

                             PENNER & WELSCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           AUGUST 31, 2001 AND 2000


On October 18, 2001, the Company sold the majority of its assets to Discount Rx, Inc., a subsidiary of DrugMax, Inc., for approximately $2,700,000 in accordance with the Plan. A court-appointed disbursing agent has been assigned to wind down the affairs of the Company and to use the proceeds to make payments directly to the creditors in each class in accordance with the Plan. As stated in the Plan, as a condition to closing the sale, Gregg Johns entered into an employment contract and non-compete agreement. As compensation for entering into the agreement, Gregg Johns received 25,000 shares of DrugMax stock.

In addition, the Company sold 50,000 shares of DrugMax stock to certain officers and other individuals for $200,000. Those proceeds were used to pay various debts of the Company.

                         DRUGMAX, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                   (UNAUDITED)

                                                                                                                     Drugmax
                                                                                                                    Pro forma
                                                                    Penner                                        Consolidated
                                                     Drugmax       & Welsch          Total       Adjustments          Total
                                                   ----------     ----------      ----------    -------------    --------------
                                                              ASSETS

Current assets:
Cash and cash equivalents                             822,698       183,544        1,006,242      (200,000) A         706,242
                                                                                                  (300,000) B
                                                                                                  [200,000] C

Restricted cash                                     1,700,000                      1,700,000                        1,700,000
Investment in equity securities                                     265,000          265,000      (265,000) C               -
Accounts receivable, net of allowance for
 doubtful accounts                                 15,755,864     2,081,123       17,836,987    (1,604,398) A      16,232,589


Inventory                                          11,799,846     1,811,639       13,611,485                       13,611,485
Due from affiliates                                    23,664             -           23,664                           23,664
Net deferred income tax asset - current               397,780             -          397,780                          397,780
Prepaid expenses and other current assets             268,050        80,868          348,918                          348,918
                                                   ----------     ---------       ----------    ----------         ----------
Total current assets                               30,767,902     4,422,174       35,190,076    (2,169,398)        33,020,678

Property and equipment, net                           405,073       309,728          714,801                          714,801
Intangible assets, net                             25,407,542             -       25,407,542       149,414  A      25,706,456
                                                                                                   149,500  D

Notes receivable - related parties                    100,000     1,546,197        1,646,197                        1,646,197
Net deferred income tax asset - long-term             712,500                        712,500                          712,500
Other                                                 144,888         6,167          151,055                          151,055

                         DRUGMAX, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                   (UNAUDITED)

                                                                                                                        Drugmax
                                                                                                                       Pro forma
                                                                    Penner                                           Consolidated
                                                      Drugmax      & Welsch           Total         Adjustments          Total
                                                     ---------    ----------       -----------     -------------    --------------
Deposits                                                 7,440                          7,440                              7,440
                                                    ----------    ----------       ----------       ----------        ----------
Total assets                                        57,545,345     6,284,266       63,829,611       (1,870,484)       61,959,127
                                                    ==========    ==========       ==========       ==========        ==========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                    10,050,899    12,318,121       22,369,020       (1,604,398) A     20,464,622
                                                                                                      (300,000) B

Accrued expenses and other current liabilities         356,768       303,248          660,016                            660,016
Credit lines payable                                15,001,583                     15,001,583                         15,001,583
Notes payable - current portion                        666,660         8,983          675,643                            675,643
Due to affiliates                                      518,809                        518,809                            518,809
                                                    ----------    ----------       ----------       ----------        ----------
Total current liabilities                           26,594,719    12,630,352       39,225,071       (1,904,398)       37,320,673
Notes payable - long-term portion                      784,539        32,634          817,173                            817,173
                                                    ----------    ----------       ----------       ----------        ----------
Total liabilities                                   27,379,258    12,662,986       40,042,244       (1,904,398)       38,137,846
                                                    ----------    ----------       ----------       ----------        ----------

Commitments and contingencies                                -             -                -                -                 -

Stockholders' equity:
Preferred stock

Common stock                                             6,970         1,000            7,970              875  A          7,120
                                                                                                           (25) D

                         DRUGMAX, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                   (UNAUDITED)

                                                                                                                        Drugmax
                                                                                                                       Pro forma
                                                                    Penner                                           Consolidated
                                                      Drugmax      & Welsch           Total         Adjustments          Total
                                                     ---------    ----------       -----------     -------------    --------------
Additional paid-in capital                          38,450,005           326       38,450,331          749,549  A     39,349,355
                                                                                                       149,475  D

Accumulated deficit                                 (8,290,888)   (6,380,046)     (14,670,934)        (799,260) A    (15,535,194)
                                                                                                       (65,000) C
                                                    ----------    ----------      -----------       ----------        ----------
Total stockholders' equity                          30,166,087    (6,378,720)      23,787,367           33,914        23,821,281
                                                    ----------    ----------      -----------       ----------        ----------
Total liabilities and stockholders' equity          57,545,345     6,284,266       63,829,611       (1,870,484)       61,959,127
                                                    ==========    ==========      ===========       ==========        ==========



                        DRUGMAX, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the Six Months Ended September 30, 2001
                                  (UNAUDITED)

                                                                                                                     Pro forma
                                                                   Penner                                          Consolidated
                                                 Drugmax          & Welsch         Total        Adjustments            Total
                                               -----------       ----------     -----------    ------------        ------------
Revenues                                       137,064,013       33,186,779     170,250,792    (14,619,113) A       154,635,214
                                                                                                  (996,465) B
Cost of goods sold                             133,585,897       33,270,059     166,855,956    (14,619,113) A       152,236,843
                                               -----------       ----------     -----------    -----------         ------------
Gross profit                                     3,478,116          (83,280)      3,394,836       (996,465)           2,398,371
                                               -----------       ----------     -----------    -----------         ------------
Selling, general & administrative expenses       2,312,787        1,542,735       3,855,522        445,644  D         4,301,166
Amortization expense                                56,705                           56,705         24,902  C            81,607
Depreciation expense                               100,054           59,196         159,250                             159,250
                                               -----------       ----------     -----------    -----------         ------------
Total operating expenses                         2,469,546        1,601,931       4,071,477        470,546            4,542,023
                                               -----------       ----------     -----------    -----------         ------------
Operating income (loss)                          1,008,570       (1,685,211)       (676,641)    (1,467,011)          (2,143,652)
                                               -----------       ----------     -----------    -----------         ------------
Other income (expense):
Interest income                                     41,672            7,135          48,807                              48,807
Other                                               (4,769)                          (4,769)       (65,000) E           (69,769)
Interest expense                                  (536,639)         (11,677)       (548,316)                           (548,316)
                                               -----------       ----------     -----------    -----------         ------------
Total other income (expense) - net                (499,736)          (4,542)       (504,278)           -               (569,278)
                                               -----------       ----------     -----------    -----------         ------------
Income (loss) before income tax benefit            508,834       (1,689,753)     (1,180,919)    (1,532,011)          (2,712,930)
                                               -----------       ----------     -----------    -----------         ------------
Income tax benefit                               1,110,280              -         1,110,280            -              1,110,280
                                               -----------       ----------     -----------    -----------         ------------
Net income (loss)                                1,619,114       (1,689,753)        (70,639)    (1,532,011)          (1,602,650)
                                               ===========       ==========     ===========    ===========         ============
Income (loss) per common share - basic                0.23           (1,690)          (0.01)        (12.31)                (.23)
                                               ===========       ==========     ===========    ===========         ============
Income (loss) per common share - diluted              0.23           (1,690)          (0.01)        (12.31)                (.22)
                                               ===========       ==========     ===========    ===========         ============
Weighted average shares  - basic                 6,968,754            1,000       6,969,754        124,418  F         7,094,172
                                               ===========       ==========     ===========    ===========         ============
Weighted average shares - diluted                7,150,143            1,000       7,151,143        124,418  F         7,275,561
                                               ===========       ==========     ===========    ===========         ============

                        DRUGMAX, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Year Ended March 31, 2001
                                  (UNAUDITED)

                                                                                                                          Pro forma
                                                                       Penner                                           Consolidated
                                                  Drugmax             & Welsch         Total          Adjustments           Total
                                              -----------------    --------------   -------------   ---------------   --------------
Revenues                                         177,713,064          54,236,530     231,949,594       (23,263,512)A    208,686,082
Cost of goods sold                               172,181,663          53,709,182     225,890,895       (23,263,512)A    202,627,333
                                              -----------------   ----------------  -------------   ---------------   --------------
Gross profit                                       5,531,401             527,348       6,058,749               --         6,058,749
                                              -----------------   ----------------  -------------   ---------------   --------------
Selling & administrative expenses                  5,163,124           2,606,018       7,769,142           445,644 C      8,214,786
Amortization expense                               2,614,514                 --        2,614,514            49,805 B      2,664,319
Depreciation expense                                 247,868              43,162         291,030               --           291,030
Impairment of intangible assets                    4,439,749                 --        4,439,749               --         4,439,749
                                              -----------------   ----------------  -------------   ---------------   --------------
Total operating expenses                          12,465,255           2,649,180      15,114,435           495,449       15,609,884
                                              -----------------   ----------------  -------------   ---------------   --------------
Operating income (loss)                           (6,933,854)         (2,121,832)     (9,055,686)         (495,449)      (9,551,135)
Other income (expense):                       -----------------   ----------------  -------------   ---------------   --------------
Interest income                                      255,374              17,826         273,200               --           273,200
Other                                                (13,861)           (377,124)       (390,985)          (65,000)D       (455,985)
Interest expense                                  (1,124,242)           (166,496)     (1,290,738)              --        (1,290,738)
                                              -----------------   ----------------  -------------   ---------------   --------------
Total other income (expense) - net                  (882,729)           (525,794)     (1,408,523)          (65,000)      (1,473,523)
                                              -----------------   ----------------  -------------   ---------------   --------------
Income (loss) before income tax benefit           (7,816,583)         (2,647,626)    (10,464,209)         (560,449)     (11,024,658)
                                              -----------------   ----------------  -------------   ---------------   --------------
Income tax benefit                                       --                  --              --                --               --
                                              -----------------   ----------------  -------------   ---------------   --------------
Net income (loss)                                 (7,816,583)         (2,647,626)    (10,464,209)         (560,449)     (11,024,658)
                                              =================   ================  =============   ===============   ==============
Net income (loss) per common share
  basic and diluted                                    (1.22)          (2,647.63)          (1.63)            (4.50)           (1.68)
                                              =================   ================  =============   ===============   ==============
Weighted average shares outstanding
  basic and diluted                                6,419,950               1,000       6,420,950           124,418 E      6,545,368
                                              =================   ================  =============   ===============   ==============

                               DRUGMAX.COM, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma data presented in the unaudited pro forma condensed Consolidated statements of operations are included in order to illustrate the effect on the Company's financial statements of the transaction described below:

On October 25, 2001, Discount Rx, Inc. (the "Buyer"), a wholly-owned subsidiary of DrugMax, Inc. (the "Company"), purchased (the "Purchase") substantially all of the assets of Penner & Welsch, Inc. ("Penner"), a wholesale distributor of pharmaceuticals based in Louisiana (the "Seller"), pursuant to an Agreement for the Purchase and Sale of Assets dated October 12, 2001 ("the Agreement"). As previously reported by the Company, the Seller was a Chapter 11 debtor which had voluntarily filed for Chapter 11 protection in the US Bankruptcy Court for Eastern Division of Louisiana. Pursuant to the Agreement, the Seller received an aggregate of 125,418 shares of restricted common stock of the Company, valued at $5.98 per share, and cash in the amount of $285,615, and forgiveness of $1,525,637 in trade accounts payable owed to the Buyer. The source of the funds used to acquire the Seller's assets was the working capital of the Company. The Agreement, including the nature and amount of the consideration paid to the Seller, was negotiated between the parties and, on October 15, 2001, was approved by the US Bankruptcy Court, Eastern Division of Louisiana.

Simultaneous with the execution of the Agreement, both the Management Agreement and the Financing and Security Agreement between Buyer and Seller, pursuant to which the Buyer was managing and financing the operations of the Seller during the resolution of the bankruptcy proceedings, were terminated. In addition, in connection with the conclusion of the bankruptcy proceedings, McKesson HBOC filed a motion to dismiss its complaint against the Company related to the bankruptcy proceedings and the Agreement.

The Company intends to continue to operate the business of the Seller under Valley Drug Company South.

The description of the transactions described above is qualified in its entirety by reference to the Agreement and other documents referred to herein, copies of which are being filed as exhibits hereto.

The pro forma information is based on the following historical financial statements after giving effect to the transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

The unaudited consolidated financial statements of DrugMax (as filed on DrugMax's Form 10-QSB, for the six months ended September 30, 2001),

The audited financial statements of Penner as of August 31, 2001, (filed with this report under Item 7 (a)) which have been provided by Penner (Because Penner has a November year end, Penner's financial statements have been adjusted to reflect the six months ended August 31, 2001).

The unaudited financial statements of Penner as of March 31, 2001, (Because Penner has a November year end, Penner's financial statements have been adjusted to create a twelve month statement ending March 31, 2001) which have been provided by Penner,

These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the consolidations had been in effect on the dates indicated or which may be obtained in the future.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.


(1) The pro forma consolidated balance sheet gives effect to the Penner acquisition as if it had occurred on September 30, 2001.

Adjustments reflect the following:

A  To reflect the acquisition of Penner by DrugMax

B  To reflect the payment of cash to McKesson per the Mutual Release Agreement

C  To reflect Penner's sale of DrugMax stock

D To reflect the issuance of 25,000 shares of DrugMax stock to Gregory Johns as compensation for entering into a non-compete agreement

(2) The pro forma consolidated income statement as of September 30, 2001 gives effect to the Penner acquisition as if it had occurred on April 1, 2001.

Adjustments reflect the following:

A Elimination of intercompany revenues and expenses to reflect the consolidation of DrugMax and Penner

B  Elimination of management fees received from Penner & Welsch

C Amortization of domain name acquired in the Penner acquisition (three year life)

D  Record the write off of costs paid for the Penner acquisition

E  Record the loss incurred on the sale of DrugMax stock

F Record the issuance of 125,418 shares of DrugMax stock net of the 1000 share of Penner stock cancelled

(3) The pro forma consolidated income statement as March 31, 2001 gives effect to the Penner acquisition as if it had occurred on April 1, 2000.

Adjustments reflect

A Elimination of intercompany revenues and expenses to reflect the consolidation of DrugMax and Penner

B Amortization of domain name acquired in the Penner acquisition (three year life)

C  Record the write off of costs paid for the Penner acquisition

D  Record the loss incurred on the sale of DrugMax stock.

E Record the issuance of 125,418 shares of DrugMax stock net of the 1,000 shares of Penner stock cancelled

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the financial statements and related notes of the respective companies.